Exhibit 99.1

Exela Technologies, Inc. Announces Successful Results and Expiration of Exchange Offer and Consent Solicitation and Satisfaction of 2023 Maturities

IRVING, Texas (July 12, 2023) - Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA) today announced the expiration and final results with respect to the previously announced exchange offer (the “Exchange Offer”) that certain of its subsidiaries (the “Issuers”) launched on June 8, 2023, as amended on June 16, 2023, June 30, 2023 and July 6, 2023, to exchange the Issuers’ outstanding 11.500% First-Priority Senior Secured Notes due 2026 (the “Old Notes”) for new 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”) and a solicitation of consents to proposed amendments with respect to the indenture governing the Old Notes (the “Consent Solicitation”).

As of 11:59 p.m., New York City time, on July 7, 2023 (the “Expiration Time”), according to information provided by D.F. King & Co., Inc., approximately $1,271 million aggregate principal amount, or approximately 98%, of the outstanding Old Notes were validly tendered (and not validly withdrawn) pursuant to the Exchange Offer. The Issuers settled the Exchange Offer on July 11, 2023, resulting in the issuance of approximately $1,017 million aggregate principal amount of the New Notes to participating holders in respect of validly tendered (and not validly withdrawn) Old Notes, which is equivalent to $800 of the New Notes per $1,000 principal amount of the Old Notes validly tendered (and not validly withdrawn). Approximately $24 million aggregate principal amount, or approximately 2%, of the Old Notes remain outstanding following the consummation of the Exchange Offer. All conditions to the consummation of the Exchange Offer were satisfied or waived, and the Issuers accepted for purchase all validly tendered (and not validly withdrawn) Old Notes.

Substantially concurrent with the settlement of the Exchange Offer, the Issuers also issued (i) approximately $3 million in New Notes to third parties in exchange for the Issuer’s term loans maturing in July 2023 (the “2023 Term Loans”), (ii) approximately $22 million in New Notes to certain affiliates of the Issuers in exchange for the Issuers’ 10.000% First-Priority Senior Notes due 2023 (“2023 Notes”) and 2023 Term Loans and (iii) $40 million in New Notes to certain affiliates of the Issuers in satisfaction of amounts owed to such affiliates as a result of prior cash payments made by such affiliates to or on behalf of the Issuers. Upon completion of the transactions described above, approximately $1,082 million aggregate principal amount of New Notes were outstanding (or $768 million aggregate principal amount if excluding New Notes held by affiliates of the Issuers).

The Exchange Offer and the Consent Solicitation were made upon the terms and conditions set forth in the confidential offering memorandum and consent solicitation statement, dated June 8, 2023 (the “Original Offering Memorandum”), as supplemented by Supplement No. 1, dated June 16, 2023 (the “Offering Memorandum Supplement No. 1”), as further supplemented by Supplement No. 2, dated June 30, 2023 (the “Offering Memorandum Supplement No. 2”), as further supplemented by Supplement No. 3, dated July 6, 2023 (the “Offering Memorandum Supplement No. 3”), and the press releases, dated June 23, 2023 and June 30, 2023 (together with the Original Offering Memorandum, the Offering Memorandum Supplement No. 1, the Offering Memorandum Supplement No. 2 and the Offering Memorandum Supplement No. 3, the “Offering Memorandum”), relating to the Old Notes. Capitalized terms used but not defined in this press release have the respective meanings ascribed to such terms in the Offering Memorandum.

On July 11, 2023, the Issuer also repaid all of its outstanding 2023 Notes and all of its outstanding 2023 Term Loans.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading "Risk Factors" in Exela's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release.

About Exela

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions that improve efficiency, quality, and productivity. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry solution suites addressing finance & accounting, human capital management, facilities optimization, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Exela is a leader in workflow automation, attended and unattended cognitive automation, digital mailrooms, print communications, and payment processing, with deployments across the globe. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 15,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.